Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Apollo Global Management, Inc.

Apollo Asset Management, Inc.*

Apollo Principal Holdings I, L.P.*

Apollo Principal Holdings II, L.P.*

Apollo Principal Holdings III, L.P.*

Apollo Principal Holdings IV, L.P.*

Apollo Principal Holdings V, L.P.*

Apollo Principal Holdings VI, L.P.*

Apollo Principal Holdings VII, L.P.*

Apollo Principal Holdings VIII, L.P.*

Apollo Principal Holdings IX, L.P.*

Apollo Principal Holdings X, L.P.*

Apollo Principal Holdings XII, L.P.*

AMH Holdings (Cayman), L.P.*

Apollo Management Holdings, L.P.*

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)

Fees to Be Paid	Debt	5.800% Senior Notes due 2054	457(r)	$750,000,000.00	100.00%	$750,000,000.00	0.00014760	$110,700.00

	Debt	Guarantees of 5.800% Senior Notes due 2054	Other	—	—	—	—	(2)

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts					$750,000,000.00		$110,700.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$110,700.00

*	Additional Registrant
(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Apollo Global Management, Inc. (the “Company”) initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-271275), filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2023. This filing fee exhibit is in connection with a final prospectus supplement (the “prospectus supplement”) dated May 16, 2024, filed by the Company and Additional Registrants with the SEC pursuant to Rule 424(b) of the Securities Act.

(2)

The notes issued by the Company are fully and unconditionally guaranteed by the Additional Registrants. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.